UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 13, 2018 (August 9, 2018)

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On August 9, 2018, the Board of Directors (the “Board”) of Synchronoss Technologies, Inc. (the “Company”) appointed David D. Clark, age 54, to serve as the Company’s Chief Financial Officer, effective immediately.  Mr. Clark recently joined the Company as Executive Vice President of Finance. Mr. Clark previously served as the CFO of The Meet Group, a fast-growing portfolio of mobile applications, from 2013 to 2018. Prior to that, Mr. Clark served as the CFO of Nutrisystem from 2007 to 2013 and as CFO of Claymont Steel from 2006 to 2007. Mr. Clark’s first CFO role was at Suncom Wireless from 1997 to 2006, where he successfully scaled the company to more than $800 million in revenue. Mr. Clark is a graduate of Boston College with a B.S. in Accounting and Economics.

Pursuant to the terms of his employment with the Company, Mr. Clark will receive an annual base salary of $385,000 and be eligible to receive an annual performance bonus, with a target amount equal to 70% of his annual base salary, based upon the achievement of certain Company and individual objectives as determined by the Compensation Committee or the Board.  The Company granted Mr. Clark restricted stock awards worth $1,199,997 in value, based on the Company’s closing price of the Company’s common stock on the OTC Markets on July 6, 2018, the date of grant. The restricted stock awards vest in equal annual installments on the anniversary of the date of grant over a three year period. Mr. Clark was granted an option to purchase 130,549 shares of the Company’s common stock at an exercise price of $6.41, the closing price of the Company’s common stock on the OTC Markets on July 6, 2018, the date of the grant. Such option will vest and become exercisable with respect to 25% of these shares on the one year anniversary of the vesting commencement date and 1/48th of the remaining shares shall vest on each month thereafter, subject to Mr. Clark’s continued service.

Pursuant to his employment agreement, Mr. Clark will be eligible to receive severance benefits if he is subject to an involuntary termination, contingent on him signing and not revoking a general release of all claims against the Company. The employment agreement provide that if prior to, or after 24 months following, the occurrence of a “change in control” (as defined in the employment agreement), Mr. Clark resigns for good reason (as defined in the employment agreement) or is terminated for a reason other than death, cause (as defined in the employment agreement) or permanent disability (as defined in the employment agreement), he shall be eligible to receive a lump-sum severance payment equal to (i) one and a half times the sum of his base salary in effect at the time of termination plus his average bonus received in the immediately preceding two years plus (ii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Clark and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Clark and his eligible dependents were participants as of the date of termination. The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Clark receives from the Company under any applicable federal or state statute.

The employment agreement also provides that if Mr. Clark resigns for good reason, or is terminated for a reason other than death, cause or permanent disability within 120 days prior to or 24 months following a change in control, Mr. Clark shall be eligible to receive a lump sum severance payment equal to (i) two times his base salary in effect at the time, (ii) two times his average bonus received in the immediately preceding two years, plus (iii) an amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Clark and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Clark and his eligible dependents were participants as of the date of termination. In addition, his outstanding stock options, shares of restricted stock, and other equity awards granted by the Company shall accelerate and be fully vested (other than performance-related restricted stock that is tied to performance after the change of control).  The amount of these severance benefits shall be reduced by the amount of severance pay or pay in lieu of notice that Mr. Clark receives from the Company under any applicable federal or state statute.

In the event of Mr. Clark’s death, Mr. Clark’s estate will receive an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days he was employed by the Company during that fiscal year.  In addition, all stock options, shares of restricted stock (other than performance-related restricted stock), and other time-based equity awards granted by the Company and held by Mr. Clark at the time of his death shall accelerate and be fully vested.

If Mr. Clark’s employment terminates due to “permanent disability” (as defined in the employment agreement), Mr. Clark will be entitled to receive (i) an amount equal to his target cash incentive bonus for the fiscal year in which such termination occurs (or, if reasonably ascertainable and greater, the bonus amount determined based on the applicable factors and actual performance for such fiscal year), prorated based on the number of days of employment completed during that fiscal year, plus (ii) a lump sum amount equal to 24 times the monthly amount the Company was paying on behalf of Mr. Clark and his eligible dependents with respect to the Company’s group health insurance plans in which Mr. Clark and his eligible dependents were participants as of the date of termination.  In addition, all stock options, shares of restricted stock (other than performance-related restricted stock) and other time-based equity awards granted by the Company and held by Mr. Clark shall accelerate and be fully vested as of the date of Mr. Clark’s termination.

There are no related party transactions reportable under Item 404(a) of Regulation S-K between the Company and Mr. Clark.

Mr. Clark and the Company entered into an indemnification agreement requiring the Company to indemnify him to the fullest extent permitted under Delaware law with respect to his service as an officer and director. The indemnification agreement will be in the form entered into with the Company’s other directors and executive officers. This form is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (SEC File No. 333-132080), as filed with the SEC on May 9, 2006.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the definitive employment agreement between the Company and Mr. Clark, which will be filed with the Company’s Quarterly Report on 10-Q for the quarter ending September 30, 2018 and is incorporated by reference herein.

Irving Release Agreement and Consulting Agreement

On August 9, 2018, the Company also announced that Lawrence Irving was retiring from his position as the Company’s Executive Vice President, Chief Financial Officer and Treasurer effective immediately.

In connection with his departure, the Board approved a release agreement between the Company and Mr. Irving (the “Release Agreement”). The Release Agreement, among other things, provides that Mr. Irving will be paid his regular wages, including any accrued but unused paid time off, through August 15, 2018 (the “Separation Date”). Mr. Irving’s current health coverage will continue until August 31, 2018, and he is eligible to continue his health care coverage beyond August 31, 2018 through COBRA. In exchange for a broad release in favor of the Company, the Release Agreement provides for the following payments to Mr. Irving: (i) severance in the amount of $1,147,500.00 (less all applicable withholdings and deductions), (ii) an amount equal to $425,000 (less all applicable withholdings and deductions) and 32,700 shares of the Company’s common stock in accordance with the Company’s executive retention policy, and (iii) the gross amount of $19,850.00, which is intended to cover the employer portion of any COBRA payments for a period of twenty-four months following the Separation Date. The Company and Mr. Irving also entered into a standard consulting services agreement pursuant to which Mr. Irving will provide transition assistance to the Company’s executive team on an as needed basis through August 15, 2019 in return for the continued vesting of his outstanding restricted stock awards and options to purchase shares of the Company’s common stock.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Release Agreement, which will be filed with the Company’s Quarterly Report on 10-Q for the quarter ending September 30, 2018 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2018	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ David D. Clark
		Name:	David D. Clark
		Title:	Chief Financial Officer